Exhibit j under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K









INDEPENDENT AUDITOR'S CONSENT
To the Board of Trustees and Shareholders of Federated Insurance Series


We consent to the use in Post-Effective Amendment No. 29 to Registration Statement 33-69268 of Federated Insurance Series of our reports dated January 29, 2001 (for Federated Fund for U.S. Government Securities II and Federated Prime Money Fund II) and February 9, 2001 (for Federated Utility Fund II, Federated High Income Bond Fund II, Federated American Leaders Fund II, Federated International Equity Fund II, Federated Growth Strategies Fund II, Federated Equity Income Fund II, Federated International Small Company Fund II, Federated Large Cap Growth Fund II, Federated Strategic Income Fund II, Federated Small Cap Strategies Fund II, Federated Quality Bond Fund II) appearing in the Prospectuses, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" in such Prospectuses.


By: /s/ DELOITTE & TOUCHE
    Deloitte & Touche
    Certified Public Accountants

Boston, Massachusetts
April 18, 2001